EXHIBIT 99.1

United States Antimony Announces A New Board Member

Appointment of General John M. Keane to Its Board of Directors

"The Critical Minerals and ZEO Company"

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / August 19, 2025 / United States Antimony Corporation ("USAC," "US Antimony," or the "Company"), (NYSE American:UAMY)(NYSE Texas:UAMY), is pleased to announce the addition of General John M. ("Jack") Keane, as an Independent Director to USAC's board of directors effective today.

General Jack Keane is a foreign policy and national security authority who provides nationwide analysis and commentary in speeches, articles, congressional testimony and through several hundred television and radio interviews annually. He serves as an advisor to presidents, cabinet officials, members of congress, international leaders, CEOs and business leaders. He is the Chairman of the Institute for the Study of War, a member of the prestigious Secretary of Defense Policy Board, having advised four Defense Secretaries and a member of the 2018 and 2022 Congressional Commission on the National Defense Strategy.

General Keane, a four-star general, completed 37 years of public service in December 2003, culminating in his appointment as acting Chief of Staff and Vice Chief of Staff of the U.S. Army. As the chief operating officer of the Army for over 4 years, he directed 1.5 million soldiers and civilians in 120 countries, with an annual operating budget of $110 Billion. General Keane was in the Pentagon on 9/11 and provided oversight and support for the wars in Afghanistan and Iraq. In late 2006, President Bush invited General Keane to the Oval Office among others to discuss Iraq. Alone among them, General Keane brought the president a concrete strategic concept, later to be known as the troop "surge" which he helped develop, to change American strategy for the war and improve its execution. During the surge period, General Keane conducted frequent trips to Iraq and Afghanistan for senior defense officials. General Keane is a career infantry paratrooper, a combat veteran of the Vietnam War decorated for valor, who spent much of his military life in operational commands, including command of the famed 101st Airborne Division (Air Assault) and the legendary 18th Airborne Corps, the Army's largest warfighting organization.

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General Keane holds a bachelor's degree from Fordham University and a master's degree from Western Kentucky University. He is a graduate of the Army War College and the Army Command and General Staff College. Among his awards, General Keane was the first military leader to be honored with the Ronald Reagan Peace Through Strength Award and the prestigious Bradley Prize. In March of 2020, General Keane was presented with the Presidential Medal of Freedom at the White House. General Keane's numerous military service medals and citations include two Defense and two Army Distinguished Service Medals, five Legions of Merit, the Silver Star, Bronze Star, three Vietnam Service medals, Combat Infantryman Badge, Master Parachutist Badge and Ranger Tab, to list a few.

Commenting on General Jack Keane's addition to the board of directors, Mr. Gary C. Evans, Chairman and CEO of US Antimony stated, "We have been seeking for over a year now a former military official that would add the knowledge, strength, and experience to assist our board of directors as we continue to work more closely with various divisions of our U.S. Military. We could not be more excited to honor General Jack Keane with board membership at USAC. He has a very distinct understanding of how necessary our antimony business is to our country in order that we continue to safeguard the USA from foreign threats. He understands that, without military strength, we are all vulnerable to outside forces that are not necessarily in our best interest. His personal relationships and contacts with both current and past administrations is invaluable. We will use those connections professionally, selectively, and only when deemed necessary to continue our efforts to make America an antimony independent country, without the necessity of foreign critical mineral supplies."

In response, General Jack Keane stated, "I am honored to join the board of directors at US Antimony and thank Mr. Gary Evans and the entire board and leadership team for their confidence. Having served various positions in military leadership, I recognize the immense responsibility we bear to strengthen our nation's security. My years of service have shown that military readiness relies not just on our brave troops, but also on reliable access to strategic resources, including critical minerals like antimony. My experience across multiple administrations and defense organizations will help guide US Antimony in strengthening America's domestic antimony supply chain. Our collective mission-making America antimony independent-is part of safeguarding the nation's strategic future. I look forward to working with this exceptional team in support of US national security interests and ensuring that our men and women in uniform never lack the resources they need to protect our freedom."

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," "U.S. Antimony," the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite ("BRZ") facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company leased a metals concentration facility located in Montana and began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

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Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company's future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," "could," and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company's ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company's filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

United States Antimony Corp.

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail: Jmiller@usantimony.com

406-606-4117

SOURCE: United States Antimony Corp.

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